Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "FORME CAPITAL, INC.", FILED IN THIS OFFICE ON THE SECOND DAY OF DECEMBER, A.D. 1986, AT 11 O'CLOCK A.M.

Harriet Smith Windsor, Secretary of State

2109379 8100

080303771

AUTHENTICATION: 6440565

DATE: 03-11-08

21093-79

15635604U

FILED

DEC 2 1986

11AM

CERTIFICATE OF INCORPORATION

OF

FORME CAPITAL, INC.

1. The name of the corporation is:

FORME CAPITAL, INC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Million (1,000,000) and the par value of each of such shares is Ten Cents ($.10) amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00).

5. The board of directors is authorized to make, alter, or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

6. The name and mailing address of the incorporator is:

J. L. Austin
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 2nd day of December, 1986.

J. L. Austin

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "FORME CAPITAL, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF NOVEMBER, A.D. 2007, AT 3:36 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID RESTATED CERTIFICATE IS THE FIFTH DAY OF DECEMBER, A.D. 2007.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

2109379 8100

080303771

AUTHENTICATION: 6440566

DATE: 03-11-08

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:38 PM 11/30/2007
FILED 03:36 PM 11/30/2007
SRV 071272498 - 2109379 FILE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF FORME CAPITAL, INC.

This Amended and Restated Certificate of Incorporation of the corporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware ("Delaware Code") and by the written consent of its stockholders in accordance with Section 228 of the Delaware Code.

The following Amended and Restated Certificate of Incorporation amends, restates and supersedes the original Certificate of Incorporation Articles, as amended, in its entirety as follows:

ARTICLE I

The name of the corporation is Forme Capital, Inc.

ARTICLE II

Its registered office in the State of Delaware is located at 40 E Division Street, Suite A, City of Dover, Zip Code 19901, County of Kent the name of its registered agent is PARACORP INCORPORATED.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware Code.

ARTICLE IV

On October 23, 2007 the corporation's board of directors and a majority of the shareholders entitled to vote on the action approved a 9 to 1 reverse stock split to be effective at 5:00 p.m. on December 5, 2007 or as soon as the Corporation completes filing the an amendment to its articles of incorporation (the "Split Effective Date"), each 9 shares of the corporation's common stock issued and outstanding immediately prior to the Split Effective Date (the "Old Common Stock") shall automatically reclassified and changed into one share without any action on part of the holder thereof, which the Corporation shall be authorized to issue immediately subsequent to the Split Effective Date (the "New Common Stock"). Each holder of a certificate or certificates which immediately prior to the Split Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates") shall, from and after the Split Effective Date, be entitled to receive upon surrender of such Old Certificates to the Corporation's transfer agent for cancellation, a certificate or certificates (the "New Certificates") representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. No fractional shares of New Common Stock of the Corporation shall be issued. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. Instead, any fractional share shall be rounded to the next whole share.

This Corporation is authorized to issue the following capital stock:

(a) The total number of shares which the Corporation shall have authority to issue is Two Hundred Million (200,000,000), consisting of One Hundred Million (100,000,000) shares of Common Stock, par value $.001 per share, (hereafter called the "Common Stock"), and One Hundred Million (100,000,000) shares of Preferred Stock, par value $.01 per share, (hereinafter called the "Preferred Stock").

(b) Shares of Preferred Stock may be issued from time to time in one or more series as may be established from time to time by resolution of the Board of Directors of the Corporation (hereinafter the "Board"), each of which series shall consist of such number of shares and have such distinctive designation or title as shall be fixed by resolution of the Board prior to the issuance of any shares of such series. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution of the Board providing for the issuances of such series of Preferred Stock."

ARTICLE V.

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the by-laws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any bylaw whether adopted by them or otherwise. Election of the directors need not be by written ballot.

ARTICLE VI

A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE VII

The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

IN WITNESS WHEREOF, Forme Capital, Inc., has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this 30th day of November 2007. This Amended and Restated Certificate of Incorporation shall become effective as of December 5, 2007.

By: ____________________
Name: John Vogel
Its: Chairman of the Board and Chief Executive Officer